UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 14, 2014

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The Registrant hereby files this Form 8-K/A to furnish Exhibit 99.1 to its originally filed Form 8-K, as filed with the Commission on February 21, 2014.  The exhibit was inadvertently omitted from the original filing.  No other amendments are made hereby to the original filing.

Item 1.01 Entry Into a Material Definitive Agreement

On February 14, 2014, the Registrant’s wholly owned subsidiary  Vista Gold U.S. Inc. (“Vista US”) entered into a finder’s agreement (“Finder’s Agreement”) with a finder (“Finder”) in connection with the introduction of purchasers outside the United States for Midas shares sold by the Registrant, as further described in Item 2.01 below.  Under the Finder’s Agreement, in consideration for the services provided by the Finder in connection with the sale of the Midas shares, the Finder received a cash fee in an amount equal to 6% of the gross proceeds from the sale of the Midas shares to purchasers introduced by the Finder.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 14, 2014, the Registrant completed its previously announced sale of 16,000,000 shares of Midas Gold Corp. (“Midas”) for gross proceeds of Cdn.$12.8 million.  The sale was completed pursuant to the agency agreement (the “Agency Agreement”) among the Registrant’s wholly owned subsidiary, Vista US, and certain agents (the “Agents”), as previously disclosed on the Registrant’s Form 8-K filed with the Commission on February 7, 2014.  In addition, a portion of the Midas shares offered and sold outside the United States were placed pursuant to the Finder’s Agreement described in Item 1.01 hereof. In consideration for the services provided by the Agents and the Finder, in connection with the sale of the Midas shares, the Agents and the Finder received a cash fee in aggregate amount equal to 6% of the gross proceeds from the sale of the Midas shares.

Following the sale, Vista currently holds, directly and indirectly through Vista US, an aggregate of 15,802,615 common shares of Midas, representing approximately 12.4% of the outstanding common shares of Midas. Vista has agreed not to sell any of these shares of Midas for a period of 12 months.

There are no material relationships between the purchasers of the Midas shares and the Registrant, its affiliates, any officer or director of the Registrant, or any associate of any officer or director of the Registrant.

 Item 7.01 Regulation FD

On February 14, 2014, the Registrant issued a press release announcing the completion of the sale of 16,000,000 shares of Midas Gold Corp.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Financial Statements and Exhibits

(b) Pro Forma Financial Information

An unaudited pro forma condensed consolidated balance sheet for the Company as of December 31, 2013 and unaudited pro forma condensed consolidated statements of income/(loss) for the year ended December 31, 2013, each of which give effect to the disposition described in Item 2.01, are attached hereto as Exhibit 99.2 and are incorporated by reference to this Item 9.01. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the sale of Midas shares described in Item 2.01 had been completed as of such dates.

(d) Exhibits

Exhibit No.Description

99.1Press Release dated February 14,  2014 and titled “Vista Gold Corp Announces The Completion Of The Sale Of 16,000,000 Shares Of Midas Gold Corp.*

99.2(1)Unaudited Pro Forma Condensed Consolidated Financial Information of Vista Gold Corp. as of December 31, 2013 and for the year ended December 31, 2013**

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

**this Exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(1)	Previously filed as Exhibit 99.2 to the Current Report on Form 8-K as filed with the Commission on February 21, 2014.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: February 21, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer